Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by Orchestra BioMed Holdings, Inc. with the Securities and Exchange Commission (the “SEC”) on January 31, 2023 and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, “Orchestra” refers to Orchestra BioMed, Inc. prior to the Closing, and “HSAC2” refers to Health Sciences Acquisition Corporation 2 prior to the Closing.

The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of HSAC2 was derived from the unaudited condensed financial statements of HSAC2 as of September 30, 2022 and for the nine months ended September 30, 2022 and the audited financial statements of HSAC2 as of and for the year ended December 31, 2021. The historical financial information of Orchestra was derived from the unaudited condensed consolidated financial statements of Orchestra as of September 30, 2022 and for the nine months ended September 30, 2022 and the audited consolidated financial statements of Orchestra as of and for the year ended December 31, 2021. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of HSAC2 and Orchestra, respectively, and should be read in conjunction with the audited historical financial statements and related notes. This information should be read together with HSAC2’s and Orchestra’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of HSAC2” and “Orchestra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HSAC2’s Proxy Statement/Prospectus filed with the SEC on December 16, 2022.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2022 combines the historical balance sheet of HSAC2 and the historical consolidated balance sheet of Orchestra on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2022. The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021, combines the historical statement of operations of HSAC2 and historical consolidated statement of operations of Orchestra for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. There were no pro forma adjustments required to eliminate activities between the companies.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, HSAC2 is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Orchestra issuing stock for the net assets of HSAC2, accompanied by a recapitalization. Orchestra has been determined to be the accounting acquirer because Orchestra, as a group, has retained a majority of the outstanding shares of the combined company as of the closing of the Business Combination, they have nominated all seven persons who will comprise the New Orchestra Board upon Closing, Orchestra’s management will continue to manage the combined company and Orchestra’s business will comprise the ongoing operations of the combined company.

These unaudited pro forma condensed consolidated combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated combined financial information.

Description of the Business Combination

On July 4, 2022, HSAC2 entered into the Merger Agreement, pursuant to which the Business Combination between HSAC2 and Orchestra was effected in two steps. First, before the Closing, HSAC2 effected the Domestication by deregistering in the Cayman Islands and domesticating as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act. Second, at the Closing, the Merger was effected by Merger Sub merging with and into Orchestra, with Orchestra surviving such merger as the surviving entity. Upon consummation of the Business Combination, Orchestra became a wholly owned subsidiary of HSAC2. HSAC2 then changed its name to “Orchestra BioMed Holdings, Inc.”

Simultaneously with the execution of the Merger Agreement, HSAC2 and Orchestra entered into the Forward Purchase Agreement with the RTW Funds and Medtronic, pursuant to which each of the Purchasing Parties agreed to purchase $10.0 million of HSAC2 Ordinary Shares, for a total of $20.0 million, less the dollar amount of HSAC2 Ordinary Shares holding redemption rights that the Purchasing Party acquires and holds until immediately prior to the Domestication.

Simultaneously with the execution of the Merger Agreement and Forward Purchase Agreements, HSAC2, Orchestra, and the RTW Funds entered into the Backstop Agreement pursuant to which the RTW Funds, jointly and severally, agreed to purchase such number of HSAC2 Ordinary Shares at a price of $10.00 per share to the extent that the amount of Parent Closing Cash as of immediately prior to the closing of the Merger is less than $60.0 million (which calculation excludes amounts received pursuant to the Medtronic Forward Purchase Agreement or are otherwise held in the Trust Account in respect of Medtronic’s Forward Purchase Shares, but is inclusive of amounts received pursuant to the RTW Forward Purchase Agreement and otherwise held in the Trust Account in respect of the RTW Funds’ Forward Purchase Shares).

On October 21, 2022, the parties amended the RTW Forward Purchase Agreement and the Backstop Agreement, pursuant to which the RTW Funds agreed that (1) the per share price under each of the RTW Forward Purchase Agreement and the Backstop Agreement will not exceed the redemption price available to HSAC2 shareholders exercising redemption rights at the Shareholder Meeting, (2) any shares purchased pursuant to the RTW Forward Purchase Agreement or the Backstop Agreement, or otherwise acquired by the RTW Funds outside of the existing redemption offer, will not be voted in favor of approving the Business Combination, and (3) the RTW Funds will waive redemption rights with respect to such purchases in the vote to approve the Business Combination.

The RTW Funds completed their purchases of HSAC2 Ordinary Shares under their Forward Purchase Agreement on or before July 22, 2022. Medtronic completed approximately $9.9 million of purchases of HSAC2 Ordinary Shares under its Forward Purchase Agreement on or before January 20, 2023. Medtronic subsequently completed $0.1 million in purchases of HSAC2 Ordinary Shares and/or New Orchestra Common Stock on or before January 30, 2023. Pursuant to the Backstop Agreement, the RTW Funds purchased 1,808,512 HSAC2 Ordinary Shares on January 25, 2023, immediately prior to the Domestication. The Sponsor and the Purchasing Parties have registration rights pursuant to the Amended and Restated Registration Rights Agreement with respect to the New Orchestra Common Stock.

In addition, the Sponsor has agreed that 25% or 1,000,000 shares of its New Orchestra Common Stock received in the Domestication will be forfeited to New Orchestra on the first business day following the fifth anniversary of the Closing unless, (i) as to 500,000 shares, the VWAP of the New Orchestra Common Stock is greater than or equal to $15.00 per share over any 20 Trading Days within any 30-Trading Day period, and (ii) as to the remaining 500,000 shares, the VWAP of the New Orchestra Common Stock is greater than or equal to $20.00 per share over any 20-Trading Days within any 30-Trading Day period. Further, the Sponsor and HSAC2’s other initial shareholders prior to its initial public offering have agreed to subject the 4,000,000 shares of New Orchestra Common Stock to be received in the Domestication in exchange for the 4,000,000 HSAC2 Ordinary Shares issued to HSAC2’s initial shareholders prior to its initial public offering and 450,000 shares of New Orchestra Common Stock to be received in the Domestication in exchange for 450,000 HSAC2 Ordinary Shares purchased in a private placement simultaneously with the HSAC2 initial public offering, to a lock-up for up to 12 months following the Closing and, subject to the Closing, the Sponsor agreed to forfeit 50% of its Private Warrants, comprising 750,000 Private Warrants, for no consideration immediately prior to the Closing. Pursuant to the terms of the Merger Agreement, immediately following such forfeiture and prior to the Closing, HSAC2 issued 750,000 New Warrants to eleven specified employees and directors of Orchestra. These New Warrants have substantially similar terms to the forfeited Private Warrants, except that they will become exercisable between 24 and 36 months after the Closing.

On January 24, 2023, HSAC2 held the Meeting, at which time the HSAC2 shareholders approved, among other matters, the Domestication and the Merger Agreement.

The consideration paid at Closing by HSAC2 to Orchestra security holders was paid in shares of HSAC2 Common Stock subject to the Exchange Ratio.

Orchestra stockholders had the opportunity to elect to participate in an earnout pursuant to which each such Earnout Participant may receive Earnout Consideration of up to 8,000,000 shares of New Orchestra Common Stock in the aggregate. Each Earnout Participant agreed to extend their applicable Lock-up Period from 6 months to 12 months, pursuant to an Earnout Election Agreement and will be entitled to receive the Earnout Consideration as follows:

●	Earnout Participants will collectively be entitled to receive 4,000,000 Initial Earnout Shares, in the event that, during the Earnout Period, over any 20 Trading Days within any 30-Trading Day period during the Earnout Period the VWAP of the New Orchestra Common Stock is greater than or equal to $15.00 per share; and

●	Earnout Participants will collectively be entitled to receive an additional 4,000,000 Final Earnout Shares, in the event that, during the Earnout Period, over any 20-Trading Days within any 30-Trading Day period during the Earnout Period the VWAP of the New Orchestra Common Stock is greater than or equal to $20.00 per share.

●	Upon the first change in control meeting certain conditions that occurs during the Earnout Period, if the corresponding valuation of New Orchestra is equal to or greater than $15.00 per share (taking into consideration the Initial Earnout Shares in determining such calculation), the Initial Milestone Event will be deemed to have occurred and if equal to or greater than $20.00 per share (taking into consideration the issuance of all Earnout Consideration in determining such calculation), the Final Milestone Event will be deemed to have occurred, in each case immediately prior to such change in control.

Orchestra accounts for the Earnout Shares as either equity-classified or liability-classified instruments based on an assessment of the Earnout Shares specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). Orchestra has preliminarily determined that the Earnout Shares are indexed to New Orchestra’s stock and are therefore will be classified within stockholders’ equity. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of the Earnout Shares as the issuance of the shares would be represented by both an increase and offsetting decrease to additional paid-in capital. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments on a per share basis for the Earnout Shares because the earnout contingencies have not yet been met and because the earnout shares would be anti-dilutive.

The issuance of such Earnout Shares would dilute the value of all shares of New Orchestra Common Stock outstanding at the time of issuance. Assuming the current capitalization structure, the 4,000,000 Initial Earnout Shares that would become vested upon meeting the $15.00 earnout threshold, would represent approximately 13% of total shares outstanding for the redemption scenarios set forth. Assuming the current capitalization structure, the total 8,000,000 shares representing the Initial Earnout Shares and Final Earnout Shares that would become vested upon meeting the $20.00 earnout threshold, would represent approximately 26% of total shares outstanding for the redemption scenarios set forth.

Each share of Orchestra capital stock, if any, that is owned by HSAC2, Merger Sub, or Orchestra, or any of their subsidiaries (as treasury stock or otherwise) was canceled and extinguished without any conversion or consideration.

At the Effective Time, each issued and outstanding share of Orchestra Common Stock (other than any such shares of Orchestra Common Stock canceled as described above and any dissenting shares) was converted into the right to receive (1) a number of shares of HSAC2 Common Stock at the Exchange Ratio, and (2) shares of Earnout Consideration as, and subject to the contingencies, described above, including entry into an Earnout Election Agreement.

Each share of common stock, par value $0.01 per share, of Merger Sub common stock issued and outstanding immediately prior to the Effective Time was converted into one newly issued share of Orchestra as the surviving corporation in the Merger.

At the Effective Time, each outstanding option to purchase shares of Orchestra Common Stock was converted into an option to purchase, subject to substantially the same terms and conditions as were applicable under such options prior to the Effective Time, shares of New Orchestra Common Stock equal to the number of shares subject to such option prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share of New Orchestra Common Stock equal to the exercise price per share of Orchestra Common Stock subject to such option divided by the Exchange Ratio.

Effective immediately prior to the Effective Time, each outstanding warrant to purchase shares of Orchestra capital stock was treated in accordance with the terms of the relevant agreements governing such warrants and converted into New Orchestra warrants. The outstanding warrants to purchase shares of Orchestra capital stock are expected to be equity classified upon the consummation of the Business Combination.

Extension Proposal

On July 1, 2022, HSAC2 filed a proxy statement seeking approval of the Extension Proposal from its shareholders to amend the Company’s Existing Charter to: (a) extend from August 6, 2022 to November 6, 2022, the date by which, if the Company has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving one or more businesses or entities, the Company must: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares; and (iii) as promptly as reasonably possible following such redemption liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law, and (b) allow the Company, without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to three times by an additional one month each time after November 6, 2022, upon five days’ advance notice prior to the applicable deadlines, until February 6, 2023 or a total of up to six months after August 6, 2022, unless the closing of the Company’s initial business combination shall have occurred.

On November 15, 2022, the Directors of the Company elected to extend the deadline until January 6, 2023 and on December 15, 2022, the Directors of the Company elected to further extend the deadline until February 6, 2023.

The submission of the Extension Proposal to amend HSAC2’s Existing Charter entitled holders of Public Shares to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the HSAC2 initial public offering. In connection with the Extension Meeting, as of July 22, 2022, HSAC2 received requests for redemption from shareholders with respect to 9,237,883 HSAC2 Ordinary Shares.

HSAC2 held the Meeting on January 24, 2023 for the purposes of considering and voting upon, among other things, the business combination HSAC2 with Orchestra. The submission of the Business Combination to the shareholders entitles holders of Public Shares in the Company to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the HSAC2 initial public offering. In connection with the General Meeting, as of January 24, 2023, HSAC2 received requests for redemption from shareholders with respect to 1,597,888 HSAC2 Ordinary Shares.

The following summarizes the pro forma ownership of New Orchestra Common Stock following the Business Combination:

	Number of Shares	Percentage of Outstanding Shares
Orchestra stockholders(1)	13,881,338	45.3%
Medtronic(2)	4,992,588	16.3%
HSAC2 Public Shareholders(3)	3,141,641	10.3%
Sponsor and related parties(4)(5)	8,598,512	28.1%
Pro forma Common Stock at September 30, 2022	30,614,079	100.0%

(1)	Excludes (i) 8,000,000 Earnout Ordinary Shares as the earnout contingencies have not yet been met, (ii) shares issuable in connection with outstanding Orchestra options and warrants, (iii) shares available for issuance pursuant to the 2022 Equity Incentive Plan, (iv) 2,310,000 shares held by certain funds managed by RTW Investments, LP. and (v) shares held by Medtronic.

(2)	Includes 4,000,000 shares of Orchestra and 992,588 HSAC2 Ordinary Shares.

(3)	Reflects the redemption of 9,237,883 HSAC2 Ordinary Shares in connection with the Extension Amendment and 1,597,888 ordinary shares in connection with the Meeting. Excludes 1,992,588 Public Shares acquired by the RTW Funds and Medtronic in connection with the Forward Purchase Agreements and 30,000 Ordinary Shares held by officers of HSAC2.

(4)	Excludes 1,000,000 HSAC2 Ordinary Shares subject to forfeiture upon the expiration of the Earnout Period, includes 1,000,000 HSAC2 Ordinary Shares purchased pursuant to the Forward Purchase Agreement with RTW Funds.

(5)	Excludes 750,000 Private Warrants. If all potential sources of dilution were exercised and converted into HSAC2 Ordinary Shares the Sponsor and related parties would hold approximately 20.7%

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	HSAC2 (Historical)	Orchestra (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$735	$96,995	$51,761	B	$152,486
			18,085	C
			(2,372)	D
			(7,118)	E
			(5,600)	F
Strategic investments	—	251	—		251
Accounts receivable, net	—	96	—		96
Inventory	—	330	—		330
Prepaid expenses and other current assets	137	828	—		965
Total current assets	872	98,500	54,756		154,128
Property and equipment, net	—	1,505	—		1,505
Right-of-use assets	—	2,339	—		2,339
Strategic investments, less current portion	—	2,495	—		2,495
Deposits and other assets	—	3,508	(2,937)	E	571
Investments held in Trust Account	67,777	—	(51,761)	B	—
			(16,016)	A
Total assets	$68,649	$108,347	$(15,958)		$161,038

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$282	$7,686	$(137)	D	$5,571
			(2,260)	E
Accrued expenses and other liabilities	1,159	4,746	(1,147)	D	4,758
Operating lease liability - current	—	684	—		684
Warrant liability	—	1,873	(1,873)	G	—
Deferred revenue, current portion	—	5,143	—		5,143
Total current liabilities	1,441	20,132	(5,417)		16,156
Deferred revenue, less current portion	—	15,327	—		15,327
Loan payable, less current portion	—	9,453	—		9,453
Operating lease liability, less current portion	—	1,864	—		1,864
Other long-term liabilities	—	142	—		142
Deferred underwriting commissions	5,600	—	(5,600)	F	—
Total liabilities	7,041	46,918	(11,017)		42,942

Ordinary shares subject to possible redemption	67,676	—	(16,016)	A	—
			(51,660)	H

Series A preferred stock	—	51,452	(51,452)	J	—
Series D-1 preferred stock	—	27,272	(27,272)	J	—
Series D-2 preferred stock	—	87,199	(87,199)	J	—

Stockholders’ equity (deficit)
Preferred Stock	—	—	—		—
Ordinary stock	—	—	1	H	—
			(1)	I
New Orchestra Common Stock	—	—	1	I	3
			2	J
Additional paid-in capital	—	85,490	18,085	C	309,165
			(7,795)	E
			1,873	G
			51,659	H
			165,921	J
			(6,068)	K
Accumulated deficit	(6,068)	(189,984)	(1,088)	D	(191,072)
			6,068	K
Total stockholders’ equity (deficit)	(6,068)	(104,494)	228,658		118,096
Total liabilities, preferred stock and stockholders’ equity (deficit)	$68,649	$108,347	$(15,958)		$161,038

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	HSAC2 (Historical)	Orchestra (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Partnership revenue	$—	$1,931	$—		$1,931
Product revenue	—	499	—		499
Total revenue	—	2,430	—		2,430

Expenses
Cost of product revenues	—	158	—		158
Research and development	—	14,402	—		14,402
Selling, general and administrative	2,113	10,699	807	D.1	13,619
Administrative fee - related party	90	—	—		90
Total expenses	2,203	25,259	807		28,269
Operating loss	(2,203)	(22,829)	(807)		(25,839)

Other income (expense)
Interest income from investments held in Trust Account	345	—	(345)	A.1	—
Interest income (expense), net	—	(419)	—		(419)
Loss on fair value adjustment of warrant liability	—	(1,124)	1,124	C.1	—
Loss on debt extinguishment	—	(682)	—		(682)
Gain on fair value of strategic investments	—	1,196	—		1,196
Total other income (expense)	345	(1,029)	779		95
Net loss	$(1,858)	$(23,858)	$(28)		$(25,744)

Net loss per share (Note 4)
Weighted average shares outstanding	18,182,827	2,412,363			30,614,079
Basic and diluted net loss per share	$(0.10)	$(10.72)			$(0.84)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	HSAC2 (Historical)	Orchestra (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Partnership revenue	$—	$(1,475)	$—		$(1,475)
Product revenue	—	693	—		693
Total revenue	—	(782)	—		(782)

Expenses
Cost of product revenues	—	199	—		199
Research and development	—	12,890	—		12,890
Selling, general and administrative	275	7,928	1,088	B.1	10,367
			1,076	D.1
Administrative fee - related party	120	—	—		120
Total expenses	395	21,017	2,164		23,576
Loss from operations	(395)	(21,799)	(2,164)		(24,358)

Other income (expense)
Interest income from investments held in Trust Account	16	—	(16)	A.1	—
Interest income (expense), net	—	(927)	—		(927)
Gain on fair value adjustment of warrant liability	—	699	(699)	C.1	—
Loss on fair value of strategic investments	—	(987)	—		(987)
Total other income (expense)	16	(1,215)	(715)		(1,914)
Net loss	$(379)	$(23,014)	$(2,879)		$(26,272)

Net loss per share (Note 4)
Weighted average shares outstanding	20,450,000	2,111,161			30,614,079
Basic and diluted net loss per share	$(0.02)	$(10.90)			$(0.86)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, HSAC2 has been treated as the “accounting acquiree” and Orchestra as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Orchestra issuing shares for the net assets of HSAC2, followed by a recapitalization. The net assets of HSAC2 have been stated at historical cost. Operations prior to the Business Combination are those of Orchestra.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2022 gives effect to the Business Combination and related transactions as if they had been completed on September 30, 2022. The unaudited pro forma condensed consolidated combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 gives effect to the Business Combination and related transactions as if they had been completed on January 1, 2021. These periods are presented on the basis that Orchestra is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that HSAC2 management believes are reasonable under the circumstances. The unaudited condensed consolidated combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. HSAC2 management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial information.

The unaudited pro forma condensed consolidated combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed consolidated combined financial information is not necessarily indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of HSAC2 and Orchestra.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any differences between the accounting policies of the two entities that would have a material impact on the unaudited pro forma condensed consolidated combined financial information. As a result, the unaudited pro forma condensed consolidated combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed consolidated combined financial statements, certain reclassifications were made to align HSAC2’s financial statement presentation with that of Orchestra.

Preferred Stock Conversion

Immediately prior to the consummation of the Business Combination, each share of Orchestra’s pre-merger preferred stock converted into Orchestra common stock. Upon the closing of the Business Combination (after giving effect to the conversion of Orchestra preferred stock into Orchestra common stock), all shares of Orchestra common stock outstanding have been converted into shares of New Orchestra common stock.

Accounting for Stock Option Conversion

The Company accounts for stock-based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. As of the Effective Time, each Orchestra option that was outstanding prior to the business combination has been converted into an option to purchase shares of New Orchestra common stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time, subject to specific terms and conditions. As there was no change in the terms of the options or material change in fair value, Orchestra did not recognize any incremental stock compensation expense.

Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed consolidated combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. New Orchestra has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. There were no pro forma adjustments required to eliminate activities between the companies.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated combined statements of operations are based upon the number of shares of New Orchestra Common Stock outstanding, assuming the Business Combination and related transactions occurred on the beginning of the earliest period presented. The pro forma basic and diluted earnings per share amounts exclude the impact of the Earnout Shares as the earnout contingencies have not yet been met and because the earnout shares would be anti-dilutive.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet:

The adjustments included in the unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2022 are as follows:

A.	Reflects the redemption payment totaling approximately $16.0 million as a result of the redemption of 1,597,888 HSAC2 Ordinary Shares in connection with the Closing, inclusive of $0.4 million of available interest at January 26, 2023.

B.	Reflects the reclassification of marketable securities of $51.8 million held in the trust account to cash and cash equivalents.

C.	Reflects the proceeds of 1,808,512 HSAC2 Ordinary Shares purchased by certain funds managed by RTW Investments, LP pursuant to the Backstop Agreement.

D.	Represents HSAC2 transaction costs of $2.4 million inclusive of advisory, banking, printing, legal, accounting fees and other professional fees that are expensed as a part of the Business Combination within accumulated deficit. Of the transaction costs, $1.3 million has already been incurred and reflected in the historical financial statements of HSAC2, of which $0.1 million had already been paid.

E.	Represents Orchestra transaction costs of $7.8 million inclusive of advisory, banking, legal and other professional fees that were incurred as a part of the Business Combination within additional paid-in capital. Of the transaction costs, $2.9 million had already been incurred pre-merger and reflected in the historical financial statements of Orchestra, of which $0.7 million has already been paid.

F.	Reflects the settlement of $5.6 million in deferred underwriting fee payable.

G.	Reflects the reclassification of $1.9 million of Orchestra warrant liabilities to equity. The Orchestra warrants are expected to meet the fixed-for-fixed indexation criteria to be equity classified following the consummation of the Business Combination.

H.	Reflects the reclassification of $51.7 million of HSAC2 Ordinary Shares subject to possible redemption into permanent equity upon closing of the business combination.

I.	Reflects the conversion of 9,614,229 HSAC2 Ordinary Shares into 9,614,229 shares of New Orchestra Common Stock in the Domestication after reflecting the redemption of 10,835,771 HSAC2 Ordinary Shares in connection with the Extension Proposal and the Closing.

J.	Reflects the recapitalization of Orchestra’s outstanding equity and temporary equity comprised of 35,694,179 shares of preferred stock and 2,518,359 shares of common stock, par value of $0.0001 (aggregate value of $165.9 million) reflected as an increase in additional paid-in capital.

K.	Reflects the reclassification of HSAC2’s historical accumulated deficit.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are as follows:

A.1	Reflects elimination of investment income on the trust account.

B.1	Reflects transactions costs of $1.1 million as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed consolidated combined statement of operations. The amount presented is comprised of transaction costs outlined in adjustment (C) that were not yet recognized and expensed in the historical statement of operations as part of the Business Combination.

C.1	Reflects the reclassification of the Orchestra warrant liabilities to equity as of January 1, 2021 and the elimination of changes in the fair value of the warrant liabilities recorded in the statement of operations. The Orchestra warrants are expected to meet the fixed-for-fixed indexation criteria to be equity classified following the consummation of the Business Combination.

D.1	Reflects additional stock compensation expense related to the grant of new warrants to purchase an aggregate of 750,000 shares of New Orchestra Common Stock to specified employees and directors of Orchestra.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of all periods presented.

	Nine Months Ended September 30, 2022 (1)	Year Ended December 31, 2021 (1)
	(in thousands, except share and per share data)
Pro forma net loss	$(25,744)	$(26,272)
Weighted average shares outstanding - basic and diluted	30,614,079	30,614,079
Net loss per share - basic and diluted	$(0.84)	$(0.86)
Excluded securities:(2)
Private Warrants	750,000	750,000
Orchestra Warrants	2,325,936	2,325,936
Orchestra Options	3,929,298	3,929,298
Sponsor and related parties shares subject to forfeiture on expiration of Earnout	1,000,000	1,000,000
Earnout Shares	8,000,000	8,000,000

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.